Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

September 11, 2007

BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

Re:    BlackRock, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BlackRock, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (“Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), in one or more series; (iii) senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) which may be issued in one or more series under one or more indentures relating to either Senior Debt Securities or Subordinated Debt Securities, as applicable (each, an “Indenture” and, collectively, “Indentures”), proposed to be entered into between the Company and The Bank of New York, as trustee (the “Trustee”); (iv) warrants (the “Warrants”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (v) subscription rights (the “Subscription Rights”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and a subscription agent or agents (each, a “Subscription Agent” and, collectively, “Subscription Agents”); (vi) stock purchase contracts of the Company (“Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named (each, a “Stock Purchase Contract Agent”); (vii) stock purchase units of the Company (“Stock Purchase Units”), each

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representing ownership of a Stock Purchase Contract, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, securing an obligation of the holder thereof to purchase or to sell, as the case may be, shares of Common Stock or Preferred Stock under such holder’s Stock Purchase Contract; and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or the settlement of any Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts, Stock Purchase Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect, as certified by the Secretary of the Company (the “By-laws”);

(iv)	the form of Indenture relating to Senior Debt Securities and the form of senior note included therein;

(v)	the form of Indenture relating to Subordinated Debt Securities and the form of subordinated note included therein;

(vi)	certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities;

(vii)	a specimen certificate representing the Common Stock; and

(viii)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, to be filed as an exhibit to the Registration Statement.

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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indentures, Stock Purchase Contracts, Stock Purchase Units, Warrant Agreements and the Subscription Rights Agreements will be duly authorized, executed and delivered by the Trustee, Stock Purchase Contract Agents, Warrant Agents and Subscription Agents, as the case may be, and, in the case of Indentures, in substantially the forms reviewed by us, and that any Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Warrants or Subscription Rights Certificates, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Stock Purchase Contract Agent, Warrant Agent or Subscription Agent, as the case may be.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, the Offered Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Warrant Agreements and the Subscription Rights Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that

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judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

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2.	With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in

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compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) an applicable Indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.	With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement as finally amended (including all necessary

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post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.	With respect to any Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the

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Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Offered Securities of the Company into which the Offered Subscription Rights are exercisable, the Subscription Rights Agreement and related matters; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the Subscription Rights Agreement, Subscription Rights Certificate so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vi) Common Stock or the Preferred Stock relating to such Offered Subscription Rights has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Subscription Right Certificates in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights (including any Subscription Rights duly issued upon due conversion, exchange or exercise of any Debt Securities, Warrants or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, Warrants or Preferred Stock, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.	With respect to any Stock Purchase Contracts offered by the Company (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as

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finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; and (vi) the applicable Offered Stock Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts (including any stock Purchase Contracts duly issued upon due conversion, exchange or exercise of any Warrants or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the Delaware General Corporation Law, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

7.	With respect to any Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock

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Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) any Warrants and Debt Securities of the Company included in such Offered Stock Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon due conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the Delaware General Corporation Law, and (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP